UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

Continental Cement Company, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-187556-38	27-2594654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14755 North Outer Forth Drive #514

Chesterfield, Missouri 63017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (636) 532-7440

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2014, Continental Cement Company, L.L.C. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, Summit Materials, LLC (“Summit Materials”), Summit Materials Finance Corp. (“Finance Corp.” and together with Summit Materials, the “Issuers”), the other subsidiary guarantors named on the signature pages thereto (together with the Company, the “Subsidiary Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $260.0 million in aggregate principal amount of the Issuers’ 10.5% Senior Notes due 2020 (the “Notes”) in an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be sold at an initial offering price of 108.75% of their principal amount, and the offering is expected to close, subject to customary closing conditions, on January 17, 2014. The Notes will be guaranteed on a senior unsecured basis by the Company and the other Subsidiary Guarantors.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Certain of the Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company and/or Summit Materials from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company and/or Summit Materials in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Initial Purchasers serve as agents and/or lenders under Summit Materials’ senior secured credit facilities for which the Company also serves as guarantor. In addition, affiliates of certain of the Initial Purchasers are lenders under Summit Materials’ revolving credit facility and, in connection with the repayment of a portion of the amounts outstanding thereunder with a portion of the proceeds from the offering of the Notes, will receive a pro rata portion of the net proceeds of the offering of the Notes. Blackstone Advisory Partners L.P., one of the Initial Purchasers, is also an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone and its affiliates indirectly owned approximately 89.7% of the Summit Materials’ equity interests as of September 28, 2013. The Company is a non-wholly-owned subsidiary of Summit Materials.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2014	CONTINENTAL CEMENT COMPANY, L.L.C.

	By:	/s/ Mark Strieker
	Name:	Mark Strieker
	Title:	Vice President of Finance and Administration